NEWS RELEASE                                  FIRST
                                            CHARTER
P. O. Box 228, Concord, NC 28026-0228   CORPORATION
(704) 786-3300 * FAX (704) 788-6031     For Information Call:
                                        Lawrence M. Kimbrough
                                        (704) 786-3300


FOR IMMEDIATE RELEASE
Concord, North Carolina
December 21, 1995


     First Charter Corporation, Concord, North Carolina, the holding company for First Charter National Bank, announced that its merger transaction with Bank of Union became effective today.

     As previously announced, First Charter will acquire all of Bank of Union's outstanding capital stock in a tax-free transaction, and Bank of Union will be a separate subsidiary of First Charter Corporation. Bank of Union shareholders will receive 0.75 shares of the common stock of First Charter for each share of Bank of Union common stock.

     The common stock of First Charter Corporation is traded on the NASDAQ National Market under the symbol "FCTR." For information, contact: Dean Witter Reynolds, Inc. (Larry Biggers, 1-800-929-0747), J. C. Bradford Co. (Carl Cline 1-800-222-1082)
and Wheat First Securities, Inc. (Robert Phillips, 1-800-289-
2671).